Filed pursuant to Rule 424(b)(5)
Registration No. 333-194211
Prospectus Supplement
(To Prospectus Dated March 17, 2014)

SINO-GLOBAL SHIPPING AMERICA, LTD.

572,000 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 572,000 shares of common stock directly to selected investors.

For a more detailed description of the shares of common stock, see the section entitled “Description of Our Securities We Are Offering” beginning on page S-7.

Our shares of common stock are currently traded on the NASDAQ Capital Market under the symbol “SINO.” On June 25, 2014, the closing sale price of our shares of common stock was $2.22 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $4,381,838 based on 5,103,841 outstanding shares of common stock, of which 1,973,801 shares are held by non-affiliates, and a per share price of $2.22, which was the last reported price on the NASDAQ Capital Market of our common stock on June 25, 2014. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

We have agreed to issue and sell, subject to certain terms and conditions, to National Securities Corporation as underwriter, an aggregate of 572,000 authorized but unissued shares and, at the election of the underwriter, up to 85,800 additional shares of our common stock, without par value per share, at the public offering price of $1.76 per share, less the underwriter discount and estimated offering expenses.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-5 of this prospectus supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Public Offering Price	$1.7600	$1,006,720.00
Underwriting discount(1)	$0.1408	$80,537.60
Proceeds, before expenses, to us	$1.6192	$926,182.40

(1) In addition, we have agreed to pay or reimburse the underwriter for certain expenses. See “Underwriting” in this prospectus supplement for additional information.

National Securities Corporation

The date of this prospectus supplement is June 27, 2014

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Prospectus Summary	1
General Description of Securities and Securities We May Offer	2
Risk Factors	3
Special Note On Forward Looking Statements	18
Use of Proceeds	18
Plan of Distribution	23
Legal Matters	25
Experts	25
Where You can Find More Information	26
Incorporation of Certain Documents by Reference	27

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the shares of common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

On March 17, 2014, we filed with the SEC a registration statement on Form S-3 (File No.  333-194211) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on April 15, 2014. Under this shelf registration process, we may, from time to time, sell up to $10 million in the aggregate of shares of common stock, share purchase contracts, share purchase units, warrants, rights and units, of which approximately $8.99 million will remain available for sale following the offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date— for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus— the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “SINO,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to Sino-Global Shipping America, Ltd., a Virginia corporation and its consolidated subsidiaries.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus, including the documents referred to or incorporated by reference in this prospectus or statements of our management referring to our summarizing the contents of this prospectus, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:

•	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;

•	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

•	our potential lack of revenue growth;

•	our potential inability to add new products and services that will be necessary to generate increased sales;

•	our potential lack of cash flows;

•	our potential loss of key personnel;

•	the availability of qualified personnel;

•	international, national regional and local economic political changes;

•	general economic and market conditions;

•	increases in operating expenses associated with the growth of our operations;

•	the potential for increased competition; and

•	other unanticipated factors.

 The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC or in this prospectus supplement and the accompanying prospectus for additional risks which could adversely impact our business and financial performance.

 Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “Sino-Global Shipping America, Ltd.”, “SINO”, the “Company”, “we”, “us”, and “our” refer and relate to Sino-Global Shipping America, Ltd. and its consolidated subsidiaries.

Our Company

Founded in the United States of America (“US”) in 2001, Sino-Global Shipping America, Ltd. (“Sino-Global” or the “Company”) is a Virginia corporation with its primary US operations in New York. We provide our customers with comprehensive yet customized shipping agency, shipping and chartering, and inland transportation management services. As a general agent, the Company serves ships coming to and departing from a number of countries and regions, including China, Australia, South Africa, Brazil, New Zealand and Canada.

Our principal geographic market has historically been the People’s Republic of China (“PRC”). As PRC laws and regulations restrict foreign ownership of shipping agency service businesses, we operate our shipping agency business in the PRC through Sino-Global Shipping Agency, Ltd. (“Sino-China”), a PRC limited liability company founded by our Chief Executive Officer, Mr. Lei Cao, who is a PRC citizen. Sino-China holds the licenses and permits necessary to provide shipping services in the PRC. Sino-China is headquartered in Beijing and has branches in Qingdao, Xiamen and Fangchenggang. Through Sino-China, we provide general shipping agency services in all commercial ports in the PRC.

Our wholly-owned subsidiary, Trans Pacific Shipping Limited (“Trans Pacific Beijing”), a wholly foreign-owned enterprise, is invested in one 90%-owned subsidiary, Trans Pacific Logistics Shanghai Limited (“Trans Pacific Shanghai”. Trans Pacific Beijing and Trans Pacific Shanghai are referred to collectively as “Trans Pacific”). Trans Pacific Beijing and Sino-China do not have a parent-subsidiary relationship. Trans Pacific Beijing has contractual arrangements with Sino-China and its shareholders that enable us to substantially control Sino-China. Operationally, Trans Pacific Beijing is set up to deliver inland transportation management services for the Company.

To support the Company’s integrated international and domestic shipping agency network and broaden our service platform into other related businesses, we have established the following wholly-owned subsidiaries:

•	Sino-Global Shipping Australia: This entity serves the needs of customers shipping into and out of Western Australia. Through the Company’s relationship with Monson Agencies Australia (one of the largest shipping agency service providers in Australia), we are able to provide general shipping agency services to all ports in Australia.

•	Sino-Global Shipping Hong Kong: This is the Company’s control and management center for southern Chinese ports. It gives us the ability to offer comprehensive shipping agency services to vessels going to and from the PRC as well as customized shipping and chartering services. Through our relationship with Forbes & Company Limited (“Forbes”), a listed company on the Bombay Stock Exchange and one of the largest shipping and chartering service providers in India, we are able to provide general shipping agency services to all ports in India.

•	Sino-Global Shipping Canada: We provide services for ships loading commodities at Canadian ports and delivering them to the PRC and currently provide shipping agency services to Baosteel’s vessels in Canada.

•	Sino-Global Shipping New York: This entity is established to facilitate the development of an integrated international and local shipping agency network and help generate new business referral activities.

S-2

The Company is engaged in the delivery of the following services: shipping agency services, shipping and chartering services, and inland transportation management services. Historically, we have been in the business of providing shipping agency services, but during fiscal 2014 we have expanded our service delivery platform to include shipping and chartering services (launched during the quarter ended September 30, 2013) and inland transportation management services (launched during the quarter ended December 31, 2013). These new services are part of the Company’s strategic initiatives to diversify its service offering, broaden its service platform, and improve its operating profit.

Corporate Information

Our principal executive offices are located at 136-56 39th Avenue, Room #305, Flushing, New York 11354. Our telephone number at this address is (718) 888-1814. Our shares of common stock are traded on the NASDAQ Capital Market under the symbol “SINO.”

Our Internet website, www.sino-global.com, provides a variety of information about our Company. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

S-3

THE OFFERING

Issuer:	Sino-Global Shipping America, Ltd.
Shares of common stock offered by us pursuant to this prospectus supplement:	572,000
Underwriter’s Option to Purchase Additional Shares:	85,800
Shares of common stock to be outstanding after this offering (assumes all shares of common stock offered in this offering are sold):	5,675,841 if the Underwriter does not exercise its option to purchase any additional shares. 5,761,641 if the Underwriter exercises its full option to purchase additional shares.

Use of proceeds:	We intend to use the net proceeds from this offering for strategic investments, acquisitions and other general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.
Risk factors:

Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our shares of common stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and in the other documents incorporated by reference into this prospectus supplement.

Market for the shares of common stock:	Our shares of common stock are quoted and traded on the NASDAQ Capital Market under the symbol “SINO.”

S-4

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.  If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected.  This could cause the trading price of our common stock to decline and you may lose all or part of your investment.  The risks described below are not the only ones that we face.  Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose.  Accordingly, our management will have some flexibility in applying the net proceeds of this offering.  You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us.  The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering.  After giving effect to the sale by us of 572,000 shares of common stock in this offering, and based on a public offering price of $1.76 per share and a net tangible book value per share of our common stock of $0.74 as of June 25, 2014, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $0.95 per share in the net tangible book value of the common stock purchased.  See “Dilution” on page S-6 for a more detailed discussion of the dilution you will incur in connection with this offering.

We currently have a sporadic, illiquid and volatile market for our common stock, and the market for our common stock is and may remain sporadic, illiquid and volatile in the future.

We currently have a sporadic, illiquid and volatile market for our common stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our common stock include:

•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and cash flows, or those of companies that are perceived to be similar to us;
•	speculation in the press or investment community;
•	public reaction to our press releases, announcements and filings with the SEC;
•	sales of our common stock by us or other shareholders, or the perception that such sales may occur;
•	the realization of any of the risk factors presented in this prospectus;
•	the recruitment or departure of key personnel;
•	commencement of, or involvement in, litigation;
•	changes in market valuations of companies similar to ours; and
•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our common stock. Shareholders and potential investors in our common stock should exercise caution before making an investment in us.

S-5

An active liquid trading market for our common stock may not develop in the future.

Our common stock currently trades on the NASDAQ, although our common stock’s trading volume is low. Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. However, our common stock may continue to have limited trading volume, and many investors may not be interested in owning our common stock because of the inability to acquire or sell a substantial block of our common stock at one time. Such illiquidity could have an adverse effect on the market price of our common stock. In addition, a shareholder may not be able to borrow funds using our common stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market. We cannot assure you that an active trading market for our common stock will develop or, if one develops, be sustained.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our Board of Directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time. Among other things, we must:

•	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
•	comply with rules and regulations promulgated by the NASDAQ;
•	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;
•	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;
•	involve and retain to a greater degree outside counsel and accountants in the above activities;
•	maintain a comprehensive internal audit function; and
•	maintain an investor relations function.

Future sales of our common stock could cause our stock price to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. We have registered $10,000,000 in total aggregate value of securities pursuant to a Form S-3 filing (which includes the securities being offered herein), which will be eligible for sale in the public markets from time to time, when sold and issued by us. Additionally, if our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. The market price for shares of our common stock may drop significantly when such securities are sold in the public markets. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

S-6

Securities analysts may not cover our common stock and this may have a negative impact on our common stock’s market price.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

S-7

USE OF PROCEEDS

We intend to use the net proceeds from this offering for working capital and other general corporate purposes; provided, however, that none of such proceeds will be used, directly or indirectly, (i) for the satisfaction of any of our debt (other than (I) payment of trade payables in our ordinary course of business and consistent with prior practices and (II) the purchase of any of the securities sold in this offering), (ii) for the redemption of any of our securities; or (iii) with respect to any litigation involving us (including, without limitation, (x) any settlement thereof or (y) the payment of any costs or expenses related thereto).

DILUTION

Purchasers of our shares of common stock offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their shares of common stock from the offering price of the common stock. The net tangible book value of our shares of common stock as of June 26, 2014 was approximately $3.79 million, or $0.74 per share. Net tangible book value per share of our common stock is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of shares of common stock issued and outstanding as of June 26, 2014.

Dilution per share represents the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after giving effect to this offering. After reflecting the sale of 572,000 shares of common stock offered by us at the public offering price of $1.76 per share, less underwriter discount and estimated offering expenses, our adjusted net tangible book value per share of our common stock as of June 25, 2014 would have been $0.81 per share. The change represents an immediate increase in net tangible book value per share of our common stock of $0.07 per share to existing stockholders and an immediate dilution of $0.95 per share to new investors purchasing the common stock in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	$1.76
Net tangible book value per share as of June 26, 2014	0.74
Increase per share attributable to this offering	0.07

As adjusted net tangible book value per share after this offering	$0.81

Dilution per share to new investors in this offering	$0.95

S-8

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

Shares of common stock

For a description of the Shares of common stock being offered hereby, please see “Description of Share Capital” in the accompanying prospectus.

RECENT ISSUANCES OF SECURITIES

As of the date of this filing, we have issued and outstanding 5,103,841 shares of common stock. Since the filing of our most recent quarterly report, at which time we had 4,703,841 shares issued and outstanding, we sold 200,000 shares of common stock in a private transaction and issued, in the aggregate, 200,000 shares under our incentive plan to two individuals.

AMENDMENT OF ARTICLES OF INCORPORATION

At our 2014 Annual Meeting of Shareholders held on January 21, 2014, our shareholders voted to increase the number of authorized shares of common stock from 10 million to 50 million shares and the number of authorized shares of Preferred Stock from 1 million to 2 million shares. We filed our First Amended and Restated Articles of Incorporation with the Commonwealth of Virginia State Corporation Commission on February 10, 2014, increasing the number of authorized shares of common stock to 50 million shares and the number of authorized shares of Preferred Stock to 2 million shares.

UNDERWRITING

We have entered into an underwriting agreement with National Securities Corporation (the “underwriter”) pursuant to which the underwriter has agreed to purchase from us 572,000 shares of our common stock to be sold in this offering at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount.

We have agreed to indemnify the underwriter and its officers, directors, principals, employees, affiliates and shareholders against certain liabilities, including civil liabilities under the Securities Act, resulting from this offering and to contribute to payments the underwriter may be required to make in respect of such liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter has advised us that it proposes to initially offer the shares of common stock to the public at $1.76 per share. The underwriter proposes to offer the shares to certain dealers at the same price less a concession of not more than $0.1408 per share. After the initial offering of the shares, the underwriter may from time to time vary the offering prices and other selling terms.

Over-allotment Option to Purchase Additional Shares

We have granted to the underwriter an option to purchase up to 85,800 additional shares of common stock from us at the same price to the public, less the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any, including as described below.

Underwriter Discount and Expenses

The following table summarizes the public offering price, underwriting discount and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. We have also agreed to pay up to $60,000 of the out-of-pocket fees and expenses of the underwriter, which include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discount set forth in the table below. The underwriting discount was determined through arms’ length negotiations between us and the underwriter.

S-9

		TOTAL FEES
	Per Share Underwriting Discount	Without Exercise of Option to Purchase Additional Shares	With Full Exercise of Option to Purchase Additional Shares
Underwriting discount to be paid by us	$0.1408	$210,538	$222,618

  We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $130,000. This includes $60,000 of fees and expenses of the underwriter. These expenses are payable by us.

After deducting fees due to the underwriter and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $800,000.

Stabilization

To facilitate the offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than have been sold to it by us. The underwriter may elect to cover any such short position by purchasing shares of common stock in the open market or by exercising the over-allotment option granted to the underwriter. In addition, the underwriter may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market, or otherwise and, if commenced, may be discontinued at any time. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock.

Passive Market Making

In connection with this offering, the underwriter (and any dealers that are members of the selling group) may also engage in passive market making transactions in the common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Shares

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter and the underwriter may distribute prospectuses electronically. In those cases, prospective investors may view offering terms and a prospectus online and place orders online or through their financial advisors. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

S-10

Other Relationships with the Underwriter

From time to time in the ordinary course of business, the underwriter and its respective affiliates may in the future perform various commercial banking, financial advisory, investment banking and other financial services for us for which it will receive customary fees and reimbursement of expenses.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Delivery of Shares of common stock

Delivery of our shares of common stock issued and sold in this offering will occur on or before July 2, 2014.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare Inc. located in 350 Indiana Street, Suite 750, Golden CO, 80401 U.S. Our transfer agent’s phone number is 303-262-0678 and facsimile number is 312-601-2312.

Listing

Our shares of common stock are quoted on the NASDAQ Capital Market under the trading symbol “SINO”.

LEGAL MATTERS

The validity of the securities being offered herein is being passed upon for us by Kaufman & Canoles, P.C. The underwriter is being represented in connection with this offering by Duane Morris LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended June 30, 2013 and 2012 have been audited by Friedman LLP, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. In addition, the documents we are incorporating by reference as of the date hereof are as follows:

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•	our Current Reports on Form 8-K, as amended, filed on January 27, 2014, June 2, 2014 and June 23, 2014;
•	our Quarterly Reports on Form 10-Q filed on November 11, 2013, February 11, 2014, May 13, 2014;
•	our Annual Report on Form 10-K for the year ended June 30, 2013, filed on September 27, 2013; and
•	the description of the common stock, without par value per share, contained in our registration statement on Form S-1 filed with the Commission on May 12, 2008 (File Number 333-150858) pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the common stock, without par value per share, contained in the registration statement on Form S-1 filed with the Commission on January 11, 2008 (File Number 333-148611), and declared effective by the Commission on April 18, 2008, and any amendment or report filed with the Commission for purposes of updating such description.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference herein prior to the termination of this offering) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Sino-Global Shipping America, Ltd.

36-56 39th Avenue, Suite 305

Flushing, New York 11354

(718) 888-1814

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our shares of common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

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DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Section 13.1-697 of the Virginia Stock Corporation Act permits corporations to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if the director:

1. Conducted himself in good faith; and

2. Believed:

a. In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

b. In all other cases, that his conduct was at least not opposed to its best interests; and

3. In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Our First Amended and Restated Articles of Incorporation contain the following provision relating to indemnification of our officers and directors:

The Corporation shall indemnify (a) any person who was, is or may become a party to any proceeding, including a proceeding brought by a shareholder in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or (b) any director or officer who is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of criminal law. A person is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve securities by, him to the plan or to participants in or beneficiaries of the plan. The Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested Directors, to enter into a contract to indemnify any Director or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

Expenses incurred by a person who is otherwise entitled to be indemnified by us in defending or investigating a threatened or pending action, suit or proceeding shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

Our Bylaws provide that we may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our employee or agent or, while our employee or agent, is or was serving at our request as an employee or agent or trustee or another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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572,000 Shares of Common Stock

SINO-GLOBAL SHIPPING AMERICA, LTD.

Prospectus Supplement

National Securities Corporation

June 27, 2014

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